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                                    Exhibit 1
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                             Joint Filing Agreement



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                             Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock, $0.001 par value is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:  May 23, 2001               WARBURG, PINCUS & CO.

                                   By:    /s/ Scott Arenare
                                        -----------------------------------
                                   Name:  Scott Arenare
                                   Title:   Attorney-in-Fact

Dated:  May 23, 2001               WARBURG PINCUS LLC

                                   By:    /s/ Scott Arenare
                                        -----------------------------------
                                   Name:  Scott Arenare
                                   Title:   Attorney-in-Fact

Dated:  May 23, 2001               WARBURG, PINCUS VENTURES, L.P.

                                   By:      Warburg, Pincus & Co.,
                                            General Partner


                                   By:    /s/ Scott Arenare
                                        -----------------------------------
                                   Name:  Scott Arenare
                                   Title:   Attorney-in-Fact